EXHIBIT 10.2






                                    FOOTSTAR


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 Employment Agreement for Dennis M. Lee, Senior Vice President, Human Resources

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                                    FOOTSTAR

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 Employment Agreement for Dennis M. Lee, Senior Vice President, Human Resources

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                                                                            Page
                                                                            ----
  1.     Definitions..........................................................1
  2.     Term of Employment...................................................2
  3.     Position, Duties and Responsibilities................................2
  4.     Base Salary..........................................................2
  5.     Annual Incentive Awards..............................................2
  6.     Long-Term Stock Incentive Programs...................................3
  7.     Employee Benefit Programs............................................3
  8.     Reimbursement of Business and Other Expenses.........................3
  9.     Termination of Employment............................................3
 10.     Confidentiality; Cooperation with Regard to Litigation...............9
 11.     Non-competition.....................................................10
 12.     Non-solicitation of Employees.......................................11
 13.     Remedies............................................................11
 14.     Resolution of Disputes..............................................11
 15.     Indemnification.....................................................12
 16.     Deferred Compensation...............................................12
 17.     Effect of Agreement on Other Benefits...............................12
 18.     Assignability; Binding Nature.......................................13
 19.     Representation......................................................13
 20.     Entire Agreement....................................................13
 21.     Amendment or Waiver.................................................13
 22.     Severability........................................................13
 23.     Survivorship........................................................14
 24.     Beneficiaries/References............................................14
 25.     Governing Law/Jurisdiction..........................................14
 26.     Notices.............................................................14
 27.     Headings............................................................14
 28.     Counterparts........................................................15

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                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT, made and entered into as of the 16th day of December, 2005 by and between Footstar, Inc., a Delaware corporation and Footstar Corporation, a Texas Corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Dennis M. Lee (the "Executive").

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

          1.   Definitions.
               -----------

               (a) "Base Salary" shall have the meaning set forth in Section 4 below.

               (b)  "Board" shall mean the Board of Directors of the Company.

               (c) "Cause" shall have the meaning set forth in Section 9(c) below.

               (d) "Confidential Information" shall have the meaning set forth in Section 10(c) below.

               (e) "Constructive Termination Without Cause" shall have the meaning set forth in Section 9(d) below.

               (f) "Effective Date" shall have the meaning set forth in Section 2 below.

               (g) "1996 ICP" shall have the meaning set forth in Section 5(a) below.

               (h) "Kmart Agreement" shall mean the Amended and Restated Master Agreement made and entered into as of August 24, 2005 by and between Kmart Corporation , the Company and related entities.

               (i) "Plan of Reorganization" shall mean the "Debtors First Amended Joint Plan of Reorganization" as it may be amended from time to time, filed in connection with the Company's cases under Chapter 11 of the U.S. Bankruptcy Code.

               (j)  "Restriction Period" shall have the meaning set forth in
                    Section 11 below.

               (k) "Severance Period" shall mean the period of 18 months following the termination of the Executive's employment.

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               (l)  "Subsidiary" shall have the meaning set forth in Section
                    10(d) below.

               (m)  "Term of Employment" shall have the meaning set forth in
                    Section 2 below.

          2.   Term of Employment.
               ------------------

          The term of the Executive's employment under this Agreement shall commence on the date this agreement is fully executed subject only to the Company's emergence from bankruptcy pursuant to its Plan of Reorganization (the "Effective Date") and end on December 31, 2008 (the "Original Term of Employment") or, if sooner, the date Executive's employment is terminated pursuant to Section 9. Thereafter the Original Term of Employment shall be automatically renewed for successive one-year terms ("Renewal Terms") unless at least 60 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms. If the Executive elects not to renew this Agreement, his employment termination following the expiration of the Term of Employment shall be treated as a voluntary termination pursuant to Section 9(e) below. If the Company elects not to renew this Agreement, the Executive's employment termination following the expiration of the Term of Employment shall be treated as a termination without Cause under Section 9(f) below.

          3.   Position, Duties and Responsibilities.
               -------------------------------------

          The Executive shall serve as a Senior Vice President, Human Resources of the Company. The Executive shall have and perform such duties, responsibilities, and authorities as shall be specified by the Company from time to time as are consistent with such position and status. The Executive shall devote all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to his position and the businesses of the Company.

          4.   Base Salary.
               -----------

          The Executive shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company, of not less than $288,400.00, subject to annual review for increase at the discretion of the Compensation Committee of the Board ("Base Salary").

          5.   Other Awards.
               ------------

          (a) Incentive Awards. The Executive shall participate in the Company's 1996 Incentive Compensation Plan (the "1996 ICP") under which he shall be afforded the opportunity to earn no less than 50% of Base Salary per year if targets are achieved or in a successor plan to the 1996 ICP that provides the Executive with an equivalent opportunity. Measurement of Company performance and payment of incentive awards shall be done seasonally and in accordance with the Company's practice with respect to the incentive awards for other senior-level executives.

          (b) Retention Bonuses. The Executive shall receive $52,500.00 on each July 1st and December 31st of 2006, 2007 and 2008 if the Executive continues to be employed by the Company through the date such payments are due.



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          (c) Emergence Payments. If the Executive participated in the key employee retention program, the Executive shall receive the amounts, if any, approved and not yet paid under the Order entered in the U.S. Bankruptcy Court on May 6, 2004, immediately upon the Company's emergence from bankruptcy pursuant to its Plan of Reorganization.

          6.   Long-Term Stock Incentive Programs.
               ----------------------------------

          The Executive shall be eligible to participate in and to receive stock incentive awards under the 1996 ICP and any successor plan.


          7.   Employee Benefit Programs.
               -------------------------

          During the Term of Employment, the Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company and such perquisite programs as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, health, medical, dental, long-term disability, travel accident and life insurance plans, participation in executive health, tax preparation and financial planning programs.

          8.   Reimbursement of Business and Other Expenses.
               --------------------------------------------

          The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with the Company's policy.

          9.   Termination of Employment.
               -------------------------

          (a) Termination Due to Death. In the event the Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

               (i) Base Salary through the date of death which shall be paid in a single lump sum not later than 15 days following the Executive's death;

               (ii) pro rata incentive award for any incomplete performance period of the year in which the Executive's death occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his death;

               (iii) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his death;

               (iv) immediate vesting of any matching grant under the Company's Switch to Equity Program ("STEP") and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of death;

               (v) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following death (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;


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               (vi) immediate vesting of any outstanding awards under the
Company's "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) after his death;

               (vii) the balance of any incentive awards earned as of the date of death (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's death; and

               (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

          (b) Termination by the Company due to Disability.

          The Company shall provide the Executive with at least fifteen (15) days advance written notice that it is terminating Executive's employment on account of Disability. For purposes of this Agreement, "Disability" means a condition that qualifies the Executive to receive benefits under the Company's Long-Term Disability Plan. In the event the Executive's employment with the Company is terminated due to his Disability, then the Executive shall be entitled to and his sole remedies under this Agreement shall be:

               (i) Base Salary through the date of employment termination, which shall be paid in a single lump sum not later than 15 days following the employment termination;

               (ii) $648,900.00 payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment less the aggregate of any payments made to the Executive under Section 5(b) above;

               (iii) pro rata incentive award for any incomplete performance period of the year in which the Executive's employment termination occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his employment termination;

               (iv) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his employment termination;

               (v) immediate vesting of any matching grant under STEP and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of employment termination;

               (vi) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following his date of employment termination (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

               (vii) immediate vesting of any outstanding awards under the Company's "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) after his employment termination;


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               (viii) the balance of any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the date of the Executive's employment termination;

               (ix) provided the Executive timely elects COBRA coverage, continuation of medical and dental coverage during the Severance Period (or, if earlier, until the time the Executive becomes eligible to participate in another group plan providing such coverage by reason of subsequent employment) on the same terms and conditions as described in this Agreement. The foregoing benefits shall terminate at such time, if any, as the Executive begins participation in the Company's retiree medical program. If, during the period of coverage under the first sentence of this subsection, (A) the Company's medical and/or dental plans or programs cease to exist including due to the Company's (or a successor's) failure to maintain any such plan or program, or (B) if while the Executive is participating in the retiree medical program, the Company terminates such program, then for the remainder of such period, the Company shall pay to the Executive a cash amount on an after-tax basis equal to the Company's cost of providing medical and dental coverage to the Executive prior to the date the Executive's employment terminated, as long as the Executive provides evidence to the Company that he has actually obtained such coverage. Such cash amount shall be paid to the Executive quarterly in advance of the date the premiums are due;

               (x) continued life insurance coverage during the Severance Period pursuant to the Company's plans or, at the Company's option, pursuant to an election by the Executive to convert such life insurance to portable term insurance. The Company shall pay the premiums associated with such insurance on the same terms and conditions as described in this Agreement. The Executive shall complete such paperwork and obtain such physical examinations as shall be necessary for the Company to obtain any coverage under this paragraph. If, during the Severance Period, the Executive becomes eligible to participate in another group plan providing life insurance coverage by reason of subsequent employment, the Executive's entitlement under this subsection will terminate in accordance with the transition of coverage provisions in the Company's policies; and

               (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

          (c) Termination by the Company for Cause.

               (i) "Cause" shall mean:

                    (A) the Executive's willful and material breach of Sections 3, 10, 11 or 12 of this Agreement;

                    (B) the Executive is convicted of any felony or a misdemeanor involving moral turpitude; or

                    (C) the Executive engages in conduct that constitutes gross neglect or gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in a substantial loss to the Company or substantial damage to its reputation.


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
               (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the grounds on which the proposed termination for Cause is based and (B) to be given within 180 days of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 15 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Company shall furnish Executive with written notice that his employment is terminated for Cause.

               (iii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                    (A) Base Salary through the date of the termination of his employment for Cause, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                    (B) any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment; and

                    (C) other or additional benefits then due or earned in accordance with applicable plans or programs of the Company including but not limited to the STEP and Career Equity program.

          (d) "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                    (A) an assignment of any duties to Executive which are materially inconsistent with his status as a senior executive of the Company, that is not cured within 15 days of Executive's advance written notice of such occurrence;

                    (B) a decrease in annual Base Salary or in the target incentive award annual opportunity below 50% of Base Salary, that is not cured within 15 days of Executive's advance written notice of such occurrence;

                    (C) any other material failure by the Company to perform any material obligation under, or material breach by the Company of any material provision of, this Agreement that is not cured within 15 days of Executive's advance written notice of such occurrence;

                    (D) any failure to secure the agreement of any successor corporation to the Company or successor to the Company's business (whether by sale of stock or assets) to fully assume the Company's obligations under this Agreement, that is not cured within 15 days of Executive's advance written notice of such occurrence;

                    (E) a termination of the Executive's employment at his initiative as provided in this Section following the relocation of his principal place of employment outside a 35-mile radius of his principal place of employment as of the Effective Date; or

                    (F) a termination of the Executive's employment at his initiative following the acquisition, by any person or entity, of the business of the Company, whether by virtue of the sale of the stock or assets of the Company; provided that the Executive has not been offered comparable employment from such person or entity. If the Executive resigns and declines an offer of


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comparable employment such resignation shall not be a Constructive Termination without Cause. For purposes of this subsection "comparable employment" shall mean employment (i) where the Executive performs substantially the same duties performed by the Executive immediately prior to the acquisition and no duties that are inconsistent with the Executive's then status as an executive (except that employment shall not fail to be considered "comparable employment" merely because the Company becomes a freestanding division of a larger corporation);
(ii) Executive receives at least the same salary rate and bonus in effect immediately prior to the acquisition; (iii) Executive receives an equivalent target annual bonus opportunity; (iv) Executive is eligible for substantially comparable employee benefits in the aggregate to the employee benefits applicable immediately prior to the acquisition, including, without limitation, equivalent severance benefits offered under this Agreement, life insurance, and retirement benefits; and (v) Executive's principal place of employment that is not more than 35 miles from Executive's principal place of employment on the Effective Date.

          (e) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative after delivery of 10 business days advance written notice, other than a termination due to death, Disability, a Constructive Termination Without Cause, the Executive shall have the same entitlements as provided in Section 9(c)(iii) above for a termination for Cause.

          (f) Termination Without Cause or Constructive Termination Without Cause. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death or Disability, or in the event there is a Constructive Termination Without Cause (as defined above), then subject to Sections 9(j) and 16 below, the Executive shall be entitled to and his sole remedies under this Agreement shall be:

               (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

               (ii) $648,900.00 payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment less the aggregate of any payments made to the Executive under Section 5(b) above;

               (iii) pro rata incentive award for any incomplete performance period of the year in which the Executive's employment termination occurs, assuming that the Executive would have received award(s) equal to 100% of the target award for such performance period for any incomplete performance period, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his employment termination;

               (iv) lapse of all restrictions on any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units) outstanding at the time of his employment termination;

               (v) immediate vesting of any matching grant under STEP and distribution of all deferred shares and matching shares, without restrictions, that are credited to Executive as of the date of employment termination;


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               (vi) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period or for the remainder of the exercise period, if less;

               (vii) immediate vesting of any outstanding awards under the "Career Equity" program, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

               (viii) the balance of any incentive awards earned (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

               (ix) provided the Executive timely elects COBRA coverage, continuation of medical and dental coverage during the Severance Period (or, if earlier, until the time the Executive becomes eligible to participate in another group plan providing such coverage by reason of subsequent employment) on the same terms and conditions as described in this Agreement. The foregoing benefits shall terminate at such time, if any, as the Executive begins participation in the Company's retiree medical program. If, during the period of coverage under the first sentence of this subsection, (A) the Company's medical and/or dental plans or programs cease to exist including due to the Company's (or a successor's) failure to maintain any such plan or program, or (B) if while the Executive is participating in the retiree medical program, the Company terminates such program, then for the remainder of such period, the Company shall pay to the Executive a cash amount on an after-tax basis equal to the Company's cost of providing medical and dental coverage to the Executive prior to the date the Executive's employment terminated, as long as the Executive provides evidence to the Company that he has actually obtained such coverage. Such cash amount shall be paid to the Executive quarterly in advance of the date the premiums are due;

               (x) continued life insurance coverage during the Severance Period pursuant to the Company's plans or, at the Company's option, pursuant to an election by the Executive to convert such life insurance to portable term insurance. The Company shall pay the premiums associated with such insurance on the same terms and conditions as described in this Agreement. The Executive shall complete such paperwork and obtain such physical examinations as shall be necessary for the Company to obtain any coverage under this paragraph. If, during the Severance Period, the Executive becomes eligible to participate in another group plan providing life insurance coverage by reason of subsequent employment, the Executive's entitlement under this subsection will terminate in accordance with the transition of coverage provisions in the Company's policies; and

               (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

          (g) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

          (h) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.


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
          (i) Exclusivity of Severance Payments. Upon termination of the Executive's employment during the Term of Employment, he shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim by him of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in this Section 9.

          (j) Release of Employment Claims. The Executive agrees, as a condition to receipt of the termination payments and benefits provided for in this Section 9, that he will execute a release agreement, in a form reasonably satisfactory to the Company, releasing any and all claims arising out of the Executive's employment (other than enforcement of this Agreement, the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement, and any claim for any tort for personal injury not arising out of or related to his termination of employment).

          (k) Resignation as Officer or Director. The Executive shall be deemed to resign as an officer of the Company (and as an officer or director of any Subsidiary of the Company), if applicable, effective as of the date of any employment termination, without any further action on his part. The Executive agrees to execute any documents confirming such resignation.

          10. Confidentiality; Cooperation with Regard to Litigation.
              ------------------------------------------------------

          (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

          (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers (but in the case of disclosure to future employers disclosure shall be limited to what is necessary to inform the employer of the scope of this covenant to the extent this document is not publicly available), each of whom shall be advised not to disclose such information.

          (c) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 10(a) above.


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
          (d) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company and any affiliate of the Company.

          (e) The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any Subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary or affiliate of the Company, as requested. The Company agrees to reimburse the Executive, on an after-tax basis, for all reasonable expenses actually incurred in connection with his provision of testimony or assistance.

          11. Non-competition

          (a) During the Restriction Period (as defined in Section 11(b) below), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise; provided, however, that this provision shall not apply if the Company ceases to do business (including through a sale of all or substantially all of the assets of the Company to Kmart as contemplated by the Kmart Agreement) and there is no successor to the Company otherwise. A "Competitor" shall mean (i) Payless ShoeSource, Wal-Mart, Foot Locker, Lady Foot Locker, Kids' Foot Locker, Kohl's, Rite Aid, Target, and J. C. Penney (and any successor or successors thereto), or (ii) the portion of any other corporation or other entity or start-up corporation or entity that is engaged in the Discount Retail Footwear Business within fifty (50) miles of any Discount Retail Footwear Business outlet in the United States of the Company or any Subsidiary, provided that a corporation or entity described in clause (ii) above shall not be deemed to be a Competitor if the Executive shall not either directly or indirectly oversee, manage or otherwise engage in the activities of such corporation or entity's division or unit engaged in the Discount Retail Footwear Business. If the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity (and the contemplation of such activities was known to the Executive) or (y) the Executive commences directly or indirectly overseeing, managing or otherwise engaging in the activities which are competitive with the activities of the Company or Subsidiary. For purposes of the foregoing, "Discount Retail Footwear Business" shall mean a group of four or more stores which primarily sells discount footwear.

          (b) For the purposes of this Section 11 and Section 12 below, "Restriction Period" shall mean the period beginning with the Effective Date and ending with:

               (i) in the case of a termination of the Executive's employment without Cause or a Constructive Termination Without Cause, the end of the Severance Period;


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
               (ii) in the case of a termination of the Executive's employment for Cause or voluntary termination of employment, the first anniversary of such termination.

          (c) Separate Covenants. The covenants contained in Sections 10, 11 and 12 hereof, collectively, are separate and independent of the covenants contained in the Confidentiality and Non-Competition Agreement between the Company and the Executive attached hereto as Exhibit A, which agreement shall remain in full force and effect except that the reference therein to the Master Agreement between the Company and Kmart Corporation shall mean the Amended and Restated Master Agreement made and entered into as of August 24, 2005. In the event that
Section 10, 11 and 12 of this Agreement and the Confidentiality and Non-Competition Agreement shall conflict, the Company shall get the benefit of the provision that affords it the greatest protection.

          12. Non-solicitation of Employees.
              -----------------------------

          During the Restriction Period, the Executive shall not (i) induce employees of the Company or any Subsidiary to terminate their employment or (ii) directly or indirectly hire any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring. This covenant shall cease to apply if the Company ceases to do business (including through a sale of all or substantially all of the assets of the Company to Kmart as contemplated by the Company's Master Agreement with Kmart Corporation) and there is no successor to the Company otherwise.

          13. Remedies.
              --------

          In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in Sections 10, 11 or 12 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and (b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach would cause irreparable injury and that money damages would not provide an adequate remedy for the Company.

          14. Resolution of Disputes.
              ----------------------

          Any disputes arising under or in connection with this Agreement, other than seeking injunctive relief under Section 13, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 10, 11 and 12 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event the Executive prevails as to a material aspect of his action, the Company shall pay or reimburse the Executive all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive in seeking to enforce rights pursuant to this Agreement.

          15. Indemnification.
              ---------------

          (a) Company Indemnity. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 15(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

          (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

          16. Deferred Compensation.
              ---------------------

          Notwithstanding anything to the contrary in this Agreement, payments hereunder will be deferred until 6 months after employment terminates to the extent necessary to satisfy Section 409A of the Code.

          17. Effect of Agreement on Other Benefits.
              -------------------------------------

          Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

          18. Assignability; Binding Nature.
              -----------------------------

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 24 below.

          19. Representation.
              --------------

          The Parties represent and warrant that each are fully authorized and empowered to enter into this Agreement and that the performance of their respective obligations under this Agreement will not violate any agreement between such Party and any other person, firm or organization.

          20. Entire Agreement.
              ----------------

          This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

          21. Amendment or Waiver.
              -------------------

          No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

          22. Severability.
              ------------

          The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

          23. Survivorship.
              ------------

          The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          24. Beneficiaries/References.
              ------------------------

          The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          25. Governing Law/Jurisdiction.
              --------------------------

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws, except insofar as the Delaware General Corporation Law, federal laws and regulations may be applicable. Subject to Section 14, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement:
(i) the United States District Court for New Jersey, (ii) any of the courts of the State of New Jersey, or (iii) any other court having jurisdiction. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

          26. Notices.
              -------

          Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                   If to the Company:       Footstar, Inc.
                                            933 MacArthur Boulevard
                                            Mahwah, New Jersey  07430
                                            Attention:  General Counsel

                   If to the Executive:     Dennis M. Lee
                                            [insert contact info]


          27. Headings.
              --------

          The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          28. Counterparts.
              ------------

          This Agreement may be executed in one or more counterparts. Once executed this Agreement shall be in full force and effect without further corporate action subject only to the Company's emergence from bankruptcy pursuant to its Plan of Reorganization

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                             FOOTSTAR, INC

                                             By:
                                                   -----------------------------
                                             Name:
                                             Title:


                                             FOOTSTAR CORPORATION

                                             By:
                                                   -----------------------------
                                             Name:
                                             Title:


                                             EXECUTIVE

                                             -----------------------------------
                                             Name:  Dennis M. Lee
                                             Title: Senior Vice President,
                                                     Human Resources

                                                                       Exhibit A

                              FOOTSTAR CORPORATION
                                       and
                                 FOOTSTAR, INC.

                               CONFIDENTIALITY AND
                            NON-COMPETITION AGREEMENT


           This Agreement among Footstar Corporation, a Texas corporation, Footstar Inc., a Delaware corporation, (together "Footstar"), and the employee executing this Agreement below ("Executive") is made and effective this ______ day of ____________, 2004 (the "Effective Date").

           WHEREAS, Executive is critical to the success and operation of Footstar's Meldisco business segment, which primarily engages in the procurement, sales and marketing of footwear in leased premises located in Kmart and/or Sears stores;

           WHEREAS, Footstar desires to ensure the continued availability of the Executive's services and to protect itself against solicitations of employment of the Executive from Kmart Corporation and/or Sears, Roebuck and Co., their parents, subsidiaries, affiliates and successors (collectively, "Kmart").

           WHEREAS, the loss of the Executive to Kmart thereof will potentially jeopardize Meldisco's business model;

           WHEREAS, Footstar has filed a motion with the Bankruptcy Court for the Southern District of New York, where it has filed a Chapter 11 case, seeking approval of the Meldisco Compensation Program, including, without limitation, the assumption and continuation of an amended Footstar Senior Executive Retirement Plan and all accrued benefits thereunder, additional retention bonuses, an increase in severance benefits and authorization for an annual bonus program in respect of fiscal year 2005, as may be applicable to the Executive and certain other executives (collectively, the "Retention Incentives") (those benefits applicable to Executive are identified in Appendix A attached hereto); and

           WHEREAS, Executive's execution of this Agreement is a condition to Executive's participation in the Retention Incentives applicable to Executive (as identified in Appendix A).

           NOW, THEREFORE, in consideration of Executive's eligibility for participation in the Retention Incentives, Executive's continued employment with Footstar and the mutual covenants, understandings, representations, warranties, undertakings and promises hereinafter set forth, and intending to be legally bound thereby, Footstar and Executive agree as follows:

           1. The Retention Incentives applicable to Executive (as identified in Appendix A to this Agreement) shall not be effective unless this Agreement is executed and delivered by the Executive and Footstar.

           2. Executive acknowledges that during the course of his/her employment with Footstar, he/she necessarily has had and will have access to and make use of proprietary information and confidential records of Footstar, its parents, subsidiaries and affiliates (collectively, referred to herein as "the Company"). Executive agrees that he/she shall not during his/her employment or at any time thereafter, directly or indirectly, use for his/her own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any proprietary information to any individual or entity, unless such disclosure has been authorized by the Company or is otherwise required by law. Executive understands that the term "proprietary information" is information that was or will be developed or created by or on behalf of the Company, including without limitation, by the Executive in the course of his/her work for the Company, or which became or will become known by or was or is conveyed to the Company, which has commercial value in the Company's business. By way of illustration, but not limitation, "proprietary information" includes, (a) information concerning any product, technology, technique or procedure employed by the Company or under development by or being tested by the Company; (b) information concerning the Company's policies, prices, systems, methods of operations, files, contractual arrangements or customers; (c) the Company's trade secrets and other "know how"; (d) information concerning the structure or content of the Company's databases; (e) information relating to the Company's computer software, computer systems, pricing or marketing methods, sales margins, capital structure, operating results, or business plans; (f) information concerning the Company's advertisers; (g) information concerning the Company's suppliers; (h) product and service information and future development plans; (i) information concerning the Company's finances, including without limitation financial results, financing, and ownership of the Company;
(j)information regarding the compensation of other executives or of consultants to the Company; (k) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company; and (l) all written, graphic and other material relating to any of the foregoing.

           Executive understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public or information that is or becomes available to Executive on a non-confidential basis from a source other than the Company or the Company's directors, officers, executives, partners, principals or agents (other than as a result of a breach of any obligation of confidentiality).

           3. Executive shall not during his/her employment or at any time thereafter, except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual's or entity's employment or retention by the Company. For purposes hereof, "confidential records" means all Company records, correspondence, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic, optical, or electronic or other media or equipment of any kind which may be in Executive's possession or control or accessible to Executive which contain any proprietary information. Executive agrees that all confidential records shall be and remain the sole property of the Company during Executive's employment with the Company and thereafter.

           4. Upon the termination of Executive's employment, or at any earlier time as may be requested by the Company, Executive agrees to deliver to the Company all documents, computer disks, tapes and electronic media, together with all copies thereof (whether or not such material constitute proprietary information or confidential records) obtained in the course of his/her employment.

           5. Executive acknowledges and recognizes the highly competitive nature of the Company's business and that access to the Company's confidential records and proprietary information renders Executive special and unique within the Company's industry. In consideration of Executive's continued employment by the Company and participation in the Retention Incentives applicable to Executive (as identified in Appendix A attached hereto), Executive agrees that during his/her employment by the Company and for a period expiring twelve (12) months following the earlier of (i) the termination of Executive's employment with the Company for any reason, or (ii) the termination or expiration of the Master Agreement between Footstar, Inc. and Kmart Corporation, entered into as of June 9, 1995 and effective as of July 1, 1995, as amended (the "Restriction Period"), either for himself/herself or as a principal, agent, stockholder, director, officer, member, partner, employee, independent contractor, or consultant of any firm, corporation or association, or for any other person or entity:

           (a) Executive will not attempt to or own, manage, finance, operate, control, advise, assist, provide services to or otherwise engage or participate in any manner in the procurement, sale or marketing of footwear, or the operation of a footwear business, in each case by or for Kmart or within any Kmart store.

           (b) Executive shall not directly or indirectly interfere with or disrupt the relationship, contractual or otherwise, between the Company and (i) Kmart or (ii) any of the Company's vendors, suppliers or distributors.

           (c) Executive shall not (i) directly or indirectly solicit or encourage any of the employees, agents, consultants or representatives of the Company to terminate his, her, or its relationship with the Company, or (ii) directly or indirectly solicit or encourage any of the employees, agents, consultants or representatives of the Company to become employees, agents, representatives or consultants of any other person or entity.

           6. During the Restriction Period, Executive agrees that upon the earlier of Executive's (a) negotiating with any Competitor (as defined below) concerning the possible employment of Executive by the Competitor, (b) receiving an offer of employment from a Competitor, or (c) becoming employed by a Competitor, Executive will (x) immediately provide notice to the Company of such circumstances and (y) provide copies of this Agreement to the Competitor. Executive acknowledges that the Company may provide notice to a Competitor of Executive's obligations under this Agreement. For purposes of this Agreement, "Competitor" shall mean any entity (other than the Company) that engages, directly or indirectly, in the procurement, sale or marketing of footwear, or the operation of a footwear business, in each case by or for Kmart or within any Kmart store.

           7. Executive understands that the provisions of this Agreement limit his/her ability to earn a livelihood in a business similar to the business of the Company, but permit him to engage in any footwear business that is not within any Kmart store or operated by or for Kmart or does not otherwise involve Kmart. Accordingly, Executive agrees and hereby acknowledges that the consideration provided by Executive's continued employment by the Company and participation in the applicable Retention Incentives is sufficient to justify the restrictions contained in such provisions. Executive further agrees and acknowledges that (i) such provisions are reasonable as to time and scope of activity to be restrained so as to protect the business interests of the Company, (ii) such provisions are not unduly burdensome to Executive and (iii) that he/she will not assert in any forum that such provisions prevent Executive from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

           8. Executive acknowledges and agrees that, by virtue of his/her position, services, and access to and use of confidential records and proprietary information, any violation by Executive of any of the undertakings contained in this Agreement would cause the Company immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Executive agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Agreement. Executive waives posting of any bond otherwise necessary to secure such injunction or other equitable relief. Rights and remedies provided for in this Agreement are cumulative and shall be in addition to rights and remedies otherwise available to the Company under any other agreement or applicable law.

           9. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, Executive and the Company agree that the court making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. In the event that any court determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this agreement shall nonetheless survive and be enforced to the fullest extent permitted by law.

           10. Executive represents that his/her entry into and performance of all the terms of this Agreement and of his/her responsibilities as an Executive of Footstar does not and will not breach any confidentiality or other agreement or obligation, whether written or oral, that he/she has with or to any third party.

           11. This Agreement will be governed by and construed according to the laws of the State of New Jersey as applied to agreements among New Jersey residents entered into and to be performed entirely within New Jersey. Any action arising under this Agreement shall be commenced in a state or federal court sitting in the State of New Jersey. Footstar and Executive hereby waive any objection which either now or hereafter have to such jurisdiction and any defense of inconvenient forum.

           12. This Agreement sets forth the entire agreement and understanding between Footstar and Executive relating to the subject matter hereof and supersedes and merges all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the party to be charged. Any subsequent change or changes in Executive's duties, salary or compensation will not affect the validity or scope of this Agreement.

           13. This Agreement will be binding upon Executive's heirs, executors, administrators, and other legal representatives and will be for the benefit of Footstar, its successors and its assigns.

           14. Executive agrees that this Agreement shall be enforceable by, and may be assigned by Footstar Inc. or Footstar Corporation to, any purchaser of all or substantially all of their respective businesses or assets, any successor to Footstar Inc. or Footstar Corporation, or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). This Agreement may not be assigned by Executive.

           15. The provisions of this Agreement shall survive the termination of Executive's employment, any other agreements in connection therewith. The provisions of this Agreement shall also survive the termination of Footstar's Chapter 11 case filed in the Bankruptcy Court.

           16. Executive agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment with Footstar, nor shall it interfere in any way with Executive's right or Footstar's right to terminate Executive's employment at any time, for any reason, with or without cause. In addition, Executive agrees that this Agreement does not purport to set forth all of the terms and conditions of Executive's employment, and that as an Executive with Footstar, Executive has obligations to Footstar which are not set forth in this Agreement.

           17. No waiver by Footstar of any breach of this Agreement shall be a waiver of any preceding or subsequent breach. No waiver by Footstar of any right under this Agreement shall be construed as a waiver of any other right.

                                 Executive:  ___________________________________

                                 Print Name:  __________________________________

                                 Date:  ________________________________________